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                                                                      EXHIBIT 21

                               C-TEC CORPORATION

                              LIST OF SUBSIDIARIES

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                                                            STATE OF    PERCENT
      NAME                                                INCORPORATION  OWNED
      ----                                                ------------- -------
C-TEC Cable Systems, Inc.................................       DE      100.00%
C-TEC Cable Systems of Michigan, Inc.....................       PA      100.00%
ComVideo Systems, Inc....................................       PA      100.00%
C-TEC Cable Systems of New York, Inc.....................       PA      100.00%
C-TEC Cable Systems of Pennsylvania, Inc.................       PA      100.00%
C-TEC Cable System Services, Inc.........................       PA      100.00%
C-TEC Cable University Systems, Inc......................       DE      100.00%
MERCOM, Inc..............................................       DE       61.92%
Twin County Trans Video, Inc.............................       PA      100.00%
RCN of New York, Inc.....................................       NY      100.00%
RCN of Pennsylvania, Inc.................................       PA      100.00%
RCN of New Jersey, Inc...................................       NJ      100.00%
RCN of Michigan, Inc.....................................       MI      100.00%
Homelink Limited Partnership.............................       NJ      80.355%
Heritage Cable Systems, Inc..............................       PA      100.00%
Commonwealth Telephone Co................................       PA      100.00%
Mobile Plus, Inc.........................................       DE      100.00%
Mobilfone, Inc...........................................       PA      100.00%
Mobile Plus Services, Inc................................       PA      100.00%
C-TEC Properties, Inc....................................       DE      100.00%
SRHC, Inc................................................       PA      100.00%
Commonwealth Communications, Inc.........................       PA      100.00%
Commonwealth Long Distance Company.......................       PA      100.00%
TMH, Inc.................................................       DE      100.00%
TEC Air, Inc.............................................       DE      100.00%
C-TEC Services, Inc......................................       PA      100.00%
C-TEC Financial Services, Inc............................       NV      100.00%
C-TEC Telephone Properties, Inc..........................       DE      100.00%
C-DON Partnership........................................       PA      100.00%
C-TEC Fiber Systems of NJ, Inc...........................       NJ      100.00%
C-TEC International, Inc.................................       DE      100.00%
RCN, Inc.................................................       DE      100.00%
RCN Services, Inc........................................       NJ      100.00%
RCN of California, Inc...................................       CA      100.00%
RCN of Washington, Inc...................................       WA      100.00%
RCN of Massachusetts, Inc................................       MA      100.00%
RCN of Maryland, Inc.....................................       MD      100.00%
RCN of Illinois, Inc.....................................       IL      100.00%
Mobile Plus of Iowa, Inc.................................       DE      100.00%
Mobile Plus of Pennsylvania, Inc.........................       PA      100.00%
Fiberfone of New York, Inc...............................       NY      100.00%
Fiberfone of New Jersey, Inc.............................       NJ      100.00%
Fiberfone of Pennsylvania, Inc...........................       PA      100.00%
Fiberfone of Michigan, Inc...............................       MI      100.00%
Keystone Telecom Company.................................       PA      100.00%
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